Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu
Harbin 150060
China
Attn: Mr. Yang Tianfu

February 27, 2007

Dear Mr. Yang,

Pursuant to section 5(n) of the Purchase Agreement dated August 29, 2006 among Harbin Electric Inc. (the "Company"), Advanced Electric Motors, Inc., Merrill Lynch International and us, we hereby consent to the appointment of Joann Hu as senior financial officer of the Company. This consent is conditioned on the terms of Ms Hu's appointment being substantially consistent with the terms set forth in the draft Employment Agreement between Ms Hu and the Company attached hereto.

Very truly yours,

CITADEL EQUITY FUND LTD.

By: Citadel Limited Partnership, its Portfolio Manager
By: Citadel Investment Group, L.L.C., its General Manager

/s/ Andrew Fong
Name: Andrew Fong
Title: Authorized Signatory